UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2015

DEL TACO RESTAURANT PROPERTIES II

(Exact Name of Registrant as Specified in Its Charter)

California	0-16190	33-0064245
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25521 Commercentre Drive Lake Forest, California	92630
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 462-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 24, 2015, Del Taco Restaurant Properties II (the “Partnership”) entered into a purchase and sale agreement (the “Agreement”) with Orion Buying Corp. (“Orion”), which is subject to approval as described below. Pursuant to the Agreement, and upon the terms and subject to the conditions described therein, Orion agreed to purchase all five properties owned by the Partnership (the “Properties”) on an “as is, where is” basis for a total purchase price of $8,075,000 in cash. Pursuant to the terms of the Agreement, Orion is obligated to deposit funds in escrow in an aggregate amount of $187,500.

The Agreement may be terminated by Orion (a) within 28 days from the date of execution (the “Contingency Period”), if during such period it objects to any fact, condition, requirement or exception set forth in the title reports, and (b) thereafter, if any contingency set forth in the Agreement is not satisfied by the Partnership by December 31, 2015, and in either case, Orion will be refunded its deposits. However, if after the Contingency Period the Partnership is in default, and Orion is not in default, in the performance of any of its representations, warranties or covenants under the Agreement, and Orion has satisfied all of its obligations, then Orion may either (i) terminate the Agreement and receive a refund of its deposits and also recover from the Partnership its reasonable out-of-pocket costs in connection with the Agreement (but not to exceed $50,000) as liquidated damages, or (ii) bring a suit for specific performance.

If a contingency to the Partnership closing set forth in the Agreement is not satisfied by December 31, 2015, then the Partnership may terminate the Agreement and Orion will be refunded its deposits. However, if Orion is in default, and the Partnership is not in default, in the performance of any of its representations, warranties or covenants under the Agreement, and the Partnership has satisfied all of its obligations, then the Partnership may terminate the Agreement and receive Orion’s deposits as liquidated damages. Following completion of the transaction, the current leases on the Properties will be terminated and Del Taco LLC, the 1% general partner of the Partnership (the “General Partner”), will lease the Properties from Orion. The sale of the Properties pursuant to the terms and conditions of the Purchase and Sale Agreement is subject to approval of a majority interest of the limited partners of the Partnership and other customary closing conditions related to the sale of real property. If the transaction is consummated, CBRE, Inc., the real estate broker for the sale of the properties by the Partnership, will receive a commission of 1.5% of the purchase price. If the sale is approved by the majority interest of limited partners of the Partnership, the sale is expected to close during the fourth quarter of 2015.

The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants, and agreements contained in the Agreement, and is subject to and qualified in its entirety by the full text of the Agreement, which is filed as an exhibit to this Current Report on Form 8-K.

Forward-Looking Statements

A number of the matters discussed in this Current Report on Form 8-K that are not historical or current facts deal with potential future circumstances and developments, in particular, whether and when the sale of the Properties pursuant to the Agreement will be consummated. As such, this report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to expectations concerning matters that are not historical facts. You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions. To the extent applicable, we claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995. We caution you that any forward-looking statements presented in this report, or that we may make orally or in writing from time to time, are based on beliefs and assumptions made by, and information currently available to, us. Such statements are based on assumptions, and the actual outcome will be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control or ability to predict. Although we believe that our assumptions are reasonable, they are not guarantees of future performance and some will inevitably prove to be incorrect. As a result, our actual future results may differ from our expectations, and those differences may be material. Such risks and uncertainties include, among others: approval by the limited partners of the Partnership of the sale of the Properties pursuant to the Agreement; the timing of the meeting of the limited partners; satisfaction of various other conditions to the closing; termination of the Agreement pursuant to its terms; and the risks that are described from time to time in the Partnership’s reports filed with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2014, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This Current Report on Form 8-K speaks only as of its date, and the Partnership disclaims any duty to update the information herein. Accordingly, you should use caution in relying on past forward-looking statements, which are based on known results and trends at the time they are made, to anticipate future results or trends.

Important Information

This filing does not constitute a solicitation of a proxy, consent or vote from any limited partner of the Partnership. However, the General Partner, and its directors and officers, may be deemed to be participants in the solicitation from the limited partners of the Partnership in connection with the proposed transaction and the matters to be considered at a meeting of the limited partners of the Partnership. In connection with the proposed transaction, the Partnership intends to file a proxy statement or other materials, as applicable, with the SEC in connection with a solicitation from the limited partners of the Partnership. LIMITED PARTNERS OF THE PARTNERSHIP ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING PROXY CARD AND OTHER SOLICITATION MATERIALS WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials filed with the SEC when they become available. Information regarding the direct and indirect interests of the directors and officers of the General Partner can also be found in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on March 2, 2015. Limited partners of the Partnership will be able to obtain the proxy statement, any amendments or supplements to such proxy statement and other documents (when available) filed by the Partnership with the SEC for no charge at the SEC’s website at www.sec.gov. These documents will also be available at no charge by writing Del Taco LLC at 25521 Commercentre Drive, Lake Forest, California 92630.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

2.1	Purchase and Sale Agreement, dated July 24, 2015, between Del Taco Restaurant Properties II and Orion Buying Corp.*

*	Exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Partnership undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEL TACO RESTAURANT PROPERTIES II
(a California limited partnership)
Registrant

Del Taco LLC
General Partner

Date: July 30, 2015	/s/ Steven L. Brake
Steven L. Brake
Chief Financial Officer